UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, PA	15238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-967-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 7, 2010, Mine Safety Appliances Company (“MSA”) entered into three definitive agreements (the “Agreements”) to acquire General Monitors, Inc. and its affiliated companies (collectively, “General Monitors”) for a purchase price of approximately $280 million in cash, along with the assumption of certain liabilities. The purchase price is subject to a working capital adjustment.

Headquartered in Lake Forest, California, and with significant operations in Ireland, General Monitors is a leading innovator and developer of advanced flame and gas detection systems. General Monitors employs approximately 225 people globally and has annual revenues of approximately $80 million. General Monitors will continue to operate from its California headquarters.

The principal terms of the Agreements (including, for example, post-closing working capital adjustments, representations and warranties, indemnification, pre-closing covenants, closing conditions, legal remedies, and non-compete provisions) are substantially similar. Certain of the key owners of General Monitors will enter into non-compete agreements of two to five year durations. The Agreements also contemplate that MSA will enter into employment agreements at closing with certain key employees of General Monitors.

Asset Purchase Agreement

MSA and its subsidiary Fifty Acquisition Corp. entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with the seller, General Monitors, Inc., (“GMI”); the principal stockholders of GMI (who are joining the Asset Purchase Agreement to support the representations, warranties and indemnities in such agreement) consisting of Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III, Joseph A. Sperske, as trustee for the Joseph A. Sperske Revocable Trust, and Phillip A. Robbibaro and Michelle Robbibaro, as trustees for the Robbibaro Family Trust; and Joseph A. Sperske, as agent for GMI and the stockholders, to purchase substantially all of the assets of GMI and to assume certain liabilities of GMI, for a purchase price of approximately $144.7 million in cash, subject to a working capital adjustment.

Robert DePalma, Darin Brame and George Purvis did not execute the Asset Purchase Agreement on September 7, 2010, but are expected to execute a joinder agreement to join the Asset Purchase Agreement.

The foregoing description of the transaction to be consummated pursuant to the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Equity Purchase Agreement

MSA entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with the principal equity owners of General Monitors Transnational, LLC (“GMT”), as sellers, consisting of Joseph A. Sperske, as Trustee of the Shelley Trust, Joseph A. Sperske, as Trustee of the Stasia Trust, Joseph A. Sperske, as Trustee of the Shannon Trust, Joseph A. Sperske, as Trustee of the Joseph A.

Sperske Revocable Trust, and Phillip A. Robbibaro and Michelle Robbibaro, as Trustees of the Robbibaro Family Trust; and Joseph A. Sperske, as agent for such equity owners, to acquire all of the equity interests of GMT for a purchase price of approximately $80.2 million in cash, subject to a working capital adjustment.

Cecil Lenihan, David Woods, Denis Connolly, Darin Brame and George Purvis (who own less than a majority equity interest in GMT) did not execute the Equity Purchase Agreement on September 7, 2010, but are expected to execute a joinder agreement to join the Equity Purchase Agreement.

GMT has certain subsidiaries in which GMT owns the majority of the equity interests, but which also have minority equity holders. The parties expect that the minority equity holders will sell their respective interests in such subsidiaries to MSA or its affiliates at closing for an aggregate purchase price of approximately $6.7 million in cash (subject to a working capital adjustment), pursuant to individual purchase agreements (the “Individual Purchase Agreements”) in the form attached as Exhibit D to the Equity Purchase Agreement.

The foregoing description of the transaction to be consummated pursuant to the Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Purchase Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Share Purchase Agreement

MSA and its subsidiary Mine Safety Fifty Ireland Limited entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with the principal shareholders of General Monitors Ireland Limited (“GMIL”), as sellers, consisting of Raybeam Limited, Joseph A. Sperske, as Trustee of the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II and Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III; and Joseph A. Sperske, as agent for the sellers, to acquire all of the outstanding stock of GMIL, for a purchase price of approximately $48.3 million in cash, subject to a working capital adjustment.

Denis Connolly and Cecil Lenihan (who own less than a majority equity interest in GMIL) did not execute the Share Purchase Agreement on September 7, 2010, but are expected to execute a joinder agreement to join the Share Purchase Agreement.

The foregoing description of the transaction to be consummated pursuant to the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Escrow Agreement

In accordance with the terms of the Agreements, at the closing of the Agreements (the “Closing”), MSA will enter into an escrow agreement (the “Escrow Agreement”) with the sellers under the Asset Purchase Agreement, the Equity Purchase Agreement and the Share Purchase Agreement, and with the sellers under the Individual Purchase Agreements, pursuant to which $38.0 million of the purchase price from such agreements will be placed into escrow (the “Escrow Amount”) with PNC Bank, N.A.

The Escrow Agreement creates “sub-accounts” such that, with limited exception, claims by MSA for indemnification to be paid from the Escrow Amount may only be paid from the particular sub-account which is related to the specific General Monitors entity to which the MSA claim is applicable.

Except for certain claims which can be made up to two years after the Closing, MSA is required to make any claims against the Escrow Amount within one year of Closing. The Escrow Agreement expires two years after the Closing. The Escrow Amount will be delivered at such time and in such amounts as set forth in the Escrow Agreement.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement, which is attached as Exhibit A to the Asset Purchase Agreement, the Equity Purchase Agreement and the Share Purchase Agreement, and incorporated herein by reference.

Item 8.01.	Other Events.

On September 7, 2010, MSA issued a press release announcing that it entered into the Agreements with respect to the acquisition of General Monitors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report on Form 8-K.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of September 7, 2010, by and among (i) General Monitors, Inc.; (ii) Robert DePalma, Darin Brame, George Purvis, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III, Joseph A. Sperske, as trustee for the Joseph A. Sperske Revocable Trust, and Phillip A. Robbibaro and Michelle Robbibaro, as trustees for the Robbibaro Family Trust; (iii) Joseph A. Sperske, as agent for the seller parties; (iv) Mine Safety Appliances Company; and (v) Fifty Acquisition Corp.*

10.2	Equity Purchase Agreement, dated as of September 7, 2010, by and among (i) Cecil Lenihan; David Woods; Denis Connolly; Joseph A. Sperske, as Trustee of the Shelley Trust; Joseph A. Sperske, as Trustee of the Stasia Trust; Joseph A. Sperske, as Trustee of the Shannon Trust; Darin Brame; George Purvis; Joseph A. Sperske, as Trustee of the Joseph A. Sperske Revocable Trust; and Phillip A. Robbibaro and Michelle Robbibaro, as Trustees of the Robbibaro Family Trust; (ii) Joseph A. Sperske, as agent for the sellers; and (iii) Mine Safety Appliances Company.*

10.3	Share Purchase Agreement, dated as of September 7, 2010, by and among (i) Raybeam Limited, Joseph A. Sperske, as Trustee of the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III, Denis Connolly and Cecil Lenihan; (ii) Joseph A. Sperske, as agent for the sellers; (iii) Mine Safety Appliances Company; and (iv) Mine Safety Fifty Ireland Limited.*

99.1	Press release dated September 7, 2010.

*	The annex and schedules to this agreement have been omitted. A copy of the omitted annex and schedules will be provided to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINE SAFETY APPLIANCE COMPANY

By:	/S/ DOUGLAS K. MCCLAINE
Douglas K. McClaine
Vice President, General Counsel
and Secretary

Date: September 13, 2010

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Asset Purchase Agreement, dated as of September 7, 2010, by and among (i) General Monitors, Inc.; (ii) Robert DePalma, Darin Brame, George Purvis, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III, Joseph A. Sperske, as trustee for the Joseph A. Sperske Revocable Trust, and Phillip A. Robbibaro and Michelle Robbibaro, as trustees for the Robbibaro Family Trust; (iii) Joseph A. Sperske, as agent for the seller parties; (iv) Mine Safety Appliances Company; and (v) Fifty Acquisition Corp.*	Filed herewith

10.2	Equity Purchase Agreement, dated as of September 7, 2010, by and among (i) Cecil Lenihan; David Woods; Denis Connolly; Joseph A. Sperske, as Trustee of the Shelley Trust; Joseph A. Sperske, as Trustee of the Stasia Trust; Joseph A. Sperske, as Trustee of the Shannon Trust; Darin Brame; George Purvis; Joseph A. Sperske, as Trustee of the Joseph A. Sperske Revocable Trust; and Phillip A. Robbibaro and Michelle Robbibaro, as Trustees of the Robbibaro Family Trust; (ii) Joseph A. Sperske, as agent for the sellers; and (iii) Mine Safety Appliances Company.*	Filed herewith

10.3	Share Purchase Agreement, dated as of September 7, 2010, by and among (i) Raybeam Limited, Joseph A. Sperske, as Trustee of the 1995 Edwards QSST Trust I, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust II, Joseph A. Sperske, as trustee for the 1995 Edwards QSST Trust III, Denis Connolly and Cecil Lenihan; (ii) Joseph A. Sperske, as agent for the sellers; (iii) Mine Safety Appliances Company; and (iv) Mine Safety Fifty Ireland Limited.*	Filed herewith

99.1	Press release dated September 7, 2010.	Filed herewith

*	The annex and schedules to this agreement have been omitted. A copy of the omitted annex and schedules will be provided to the Securities and Exchange Commission upon request.